Press Release	Source: Left Right Marketing Technology, Inc.

Left Right Marketing Technology, Inc. Enters Second Year Poised for Growth

Tuesday June 29, 6:00 am ET

LAS VEGAS--(BUSINESS WIRE)--June 29, 2004--Left Right Marketing Technology, Inc. (OTCBB:LRMK - News) Chief Executive Officer Richard M. "Mick" Hall has provided the following open letter to all stockholders and the investment community.

Opening Remarks:

Nearing the first anniversary of the formation of Left Right Marketing Technology (LRMK), I am taking the opportunity to address our stockholders and the investment community in general. The purpose of this letter is to outline our accomplishments over the past 11 months and to give you an overview of things to come.

Prior to the formation and launch of Left Right Marketing Technology, the Company's stock was trading at 1-cent, with a market capitalization of $263,785. On June 24th 2004, LRMK closed at 44-cents with a market capitalization of over $22,000,000, indicating strong growth in company value.

We are proud of our accomplishments, which have been made possible by a strong management team focused on company growth and increasing stockholder equity.

Our Business Plan:

On April 26, 2004 we announced the completion of a merger between LRMK and Crazy Grazer, LLC, owners of the online shopping mall CrazyGrazer.com. This merger was important to the achievement of our long-term objective, which is to provide online shoppers with unique opportunities and alternatives, allowing us to capture a piece of the high-growth of the e-commerce market, projected to reach $229.9 billion by 2008, according to a study conducted by Forrester Research (NMS: FORR).

We intend to separate CrazyGrazer.com from the competition by providing innovative ways for customers to shop. In addition to the traditional web-based shopping, which currently accounts for over 50 million shoppers according to a report published by CBS MarketWatch in March of 2004, we are focused on integrating an Oracle-based website with CrazyGrazer.com public access shopping kiosks, and the CrazyGrazer.com in-room hotel-shopping network.

Most recently, we announced the intent to purchase NeoLink Wireless Content Inc., a Los Angeles-based wireless broadcast company currently broadcasting two MobiTV live television channels, available to more than 26 million customers utilizing the Sprint PCS (NYSE: FON - News) cellular network. Other MobiTV channels include MSNBC, CNBC, Discovery, ABC News and Fox Sports. Upon completion of the NeoLink Wireless Content acquisition, anticipated to close no later than July 31, 2004, CrazyGrazer.com will begin broadcasting a Home Shopping Network (HSN)-style program accessible to customers via cell phones and PDAs.

Summit Research Associates, a leader in kiosk research, projects there will be over 548,000 internet kiosk locations by the end of 2005. CrazyGrazer.com anticipates the placement of its first CrazyGrazer.com public access shopping kiosk in time for the 2004 holiday shopping season. Our technology allows us to push content to each kiosk that is unique to that specific location. This technology will also be utilized in the CrazyGrazer.com in-room hotel-shopping network.

The CrazyGrazer.com in-room hotel-shopping network will enable our customers to shop in the comfort of their hotel rooms. It is estimated that 400,000 hotel rooms located in the U.S. currently have Internet access. As with PCs and Public Internet Access Terminals, this market is growing at a healthy rate. By 2007, it is estimated that 2.3 million hotel rooms will have Internet access.

Through this expanded Internet access and utilizing an interface similar to the CrazyGrazer.com public access shopping kiosks, CrazyGrazer.com will enhance the hotel guest's experience by providing an option to watching TV, renting a movie or surfing the Internet. Scheduled to launch in 2005, the goal for this initiative is to become the Sky Mall of hotel rooms.

Primary Revenue-Producing Projects:

  CrazyGrazer.com web-based site

  CrazyGrazer.com public access shopping kiosks

  CrazyGrazer.com HSN-style wireless shopping program

  CrazyGrazer.com in-room hotel-shopping network

Cashflow Forecast:

We anticipate generating revenues sufficient to satisfy our monthly working capital and corporate expense requirements within the next nine months and remain cash flow positive on a quarterly basis from that point forward. For a full review of our financials, please review our FORM 10-QSB, for the quarterly period ended March 31, 2004.

Logistics (Shipping) Management:

Shipping has become a key factor in determining the success for an e-commerce company. CrazyGrazer.com provides reliable, timely, inexpensive shipping. Many of the consumers that visit an Internet store with the intent to purchase leave without buying anything because the shipping is either too expensive or the product would take too long to arrive.

In the area of distribution, we believe CrazyGrazer.com's model to be superior. We have very little standing inventory and we order the product from the manufacturer only after it is ordered by the customer. This shipping process, in conjunction with the fact the customer's credit card is charged only after we know the product has been shipped contributes to the CrazyGrazer.com customer centric approach and greatly reduces the possibility for customer refunds or charge backs.

CrazyGrazer.com has negotiated package and motor carrier contracts that provide aggressive discounts based on shipment volume over stated periods of time. With these carrier agreements in place, we have retained the services of IntraVex, a shipping expense and data management company. This service will verify, process, and consolidate carrier invoices while aggregating shipping data to allow us to constantly analyze opportunities for further cost savings in these areas:

Verification

  Immediate pre-audits identify any exceptions for dispute

  Delivery performance is audited, allowing expedited capture of refunds for delivery non-compliance

  Immediate identification of shipping errors made by us or our vendors for corrective action

Invoice consolidation

  Single, consolidated, validated and allocated electronic freight bill for each carrier we utilize -- weekly

  Electronic bill payment which reduces carrier cost and gains incentive discounts for us

  Automated data integration with our systems reduce internal A/P costs

Shipping data

  IntraVex continually measures overall carrier performance allowing comparison/contrast for ongoing saving and service opportunities

  Shipping data uploaded regularly to our systems

  Tracking of orders from ship date to delivery with automatic exception notifications

We are negotiating fulfillment procedures with each supplier. Our model, acknowledging it is unique and highly decentralized, is designed to, with the rigorous controls mentioned above; perform equal to or better than our competition.

The IntraVex services also include verification of freight charges to insure against overpaying carriers and monitoring carrier performance measurement and recovery. This will result in a projected 3-8% savings on shipping. It is also estimated that as much as 1.5% of all shipments are eligible for refunds from carriers due to non-, or under-, performance by the carrier. Intravex's system capabilities allow for immediate, automated filing of these refunds.

Our Executive Management Team:

Rock Newman, Chairman

Mr. Newman is a highly acclaimed marketing, promotions and management operative, and has spent the last 25 years successfully marketing high-profile people, businesses and political campaigns. Mr. Newman guided the career of former Heavyweight Boxing Champion Riddick Bowe, as well as being recognized as the architect behind the re-election of Washington D.C. Mayor Marion Barry.

Mick Hall, Chief Executive Officer/President

In 1991, Mr. Hall founded Hall Communications, a boutique agency focused on product launches, corporate image development and brand identity. Within ten years he built his company into one of the largest in the Western U.S., controlling in excess of $70 million in production and gross media spending for clients, including RCA, Fox Television, Luxor Las Vegas, Hyatt Hotels Corporation, La-Z-Boy, Sirius Satellite Radio and DirecTV.

Mark Newburg, Senior Vice President/Chief Operating Officer

Mr. Newburg is a global executive with 25 years experience, including living and working in Asia for 12 years for Fortune 500 companies AT&T and NCR. His experiences include assignments as President of Aristocrat Technologies where he directed a 600 person sales, service, software R&D, and infrastructure organization.

Jason Straub, Chief Technology Officer

Mr. Straub has been in involved in the growing Internet industry virtually from day one. Starting what eventually became Style Wise Interactive in a dorm room at the University of Arizona, he has personally authored numerous transactional (e-commerce) Internet applications and software solutions and developed numerous award-winning web sites. Included are proprietary technologies that allow for secure Internet banking transactions, Internet applications utilized by online travel agencies to book airline tickets and hotel rooms and the creation of common language that enables closed-architecture databases to communicate and efficiently exchange information.

Arnie Galassi, Chief Financial Officer

A finance professional with experience in banking and corporate treasury, Mr. Galassi has held key positions within four Fortune 500 companies including Bank of America, AT&T, Lucent and NCR. Prior to joining CrazyGrazer.com, he was most recently NCR's director of corporate finance. Arnie directed capital markets projects including the registration of NCR's $300 million debt issuance, and strategic financing objectives including negotiating revolving credit facilities with a 14-bank consortium.

Concluding Remarks:

We are very excited about the challenges and opportunities that lie before us. We are involved in a rapidly-growing, multi-billion dollar industry and we feel that we have the vision to continue to grow the company and to provide value to our customers and to our stockholders.

Richard M. "Mick" Hall

Chief Executive Officer and President

Left Right Marketing Technology, Inc.

Forward-Looking Statements: The statements in this press release regarding the company's business plans, any opinions expressed about the company's stock price, market capitalization and performance, accomplishments, ability to capture a piece of the e-commerce market, size of the e-commerce market, the company's ability to consummate the NeoLink acquisition, NeoLink and its holdings, anticipated revenue from NeoLink acquisition, anticipated placement of the first public access kiosk, number of U.S. hotel rooms, the ability of the company to launch its public access kiosks and in-room shopping, development of a HSN-style program for cell phone users, anticipated timing for closing the NeoLink acquisition, the company's ability to become cash flow positive, statements regarding the company's shipping and distribution methods and systems, the executive management teams prior experience and ability to further the company's business, the company's future success, the company's ability to take advantage of market trends, the success of e-commerce, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the implementation of the company's business plan, integration of NeoLink if acquired, costs, delays, and any other difficulties related to the launch of the public access kiosks, in-room shopping and shopping over cell phones, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Left Right Marketing Technology, Inc.

Mick Hall, 702-260-4700

fax: 702-260-9886